EXHIBIT 10.1


                                                                          FINAL
                                                                          -----


                SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASES
                ------------------------------------------------

     This Settlement Agreement and Mutual General Releases (the "Agreement") is made as of March 18, 2005, by and between (a) Kenneth F. Raznick, a Michigan resident ("KFR"), Susan Raznick ("SR"), RFK Investments, LLC ("LLC"), a Michigan limited liability company, ("LLC", KFR and SR, collectively, jointly and severally, "Raznick"), (b) BICO, Inc., a Pennsylvania corporation, ("BICO"), (c) Richard M. Greenwood ("Greenwood"), Mark DiCamillo ("DiCamillo"), Richard Rundles ("Rundles") and John D. Hannesson ("Hannesson") (each of which is an officer of BICO and are referred to herein collectively, jointly and severally as "Management"), (d) Perrin, Holden & Davenport Capital Corp., a New York corporation ("PHD"), Jody Eisenman ("Eisenman"), and Nelson Braff ("Braff"). Each of the foregoing persons and entities is hereinafter referred to as a "Party" and all of them collectively as the "Parties."

                                    RECITALS
                                    --------

     This Agreement is made with reference to the following facts and circumstances:

     A. On or about November 4, 2004, cXc Services, Inc. ("cXc") merged with and into BICO (the "Merger") in exchange for 125,470,031.1 shares of Series M Preferred Shares of BICO ("Series M Stock");

     B. One of the assets of cXc at the time of the Merger was an Exclusivity Agreement between cXc and Amstrad, plc, a British manufacturer of the model E3 video webphone, which agreement required cXc to post a letter of credit in the approximate amount of $3 million US in order to maintain cXc as Amstrad's exclusive distributor of the E3 in the United States and Canada;

     C. Disputes have arisen between the parties to this Agreement concerning, among other things, the obligations, if any, of KFR to make an additional equity investment in or loan to BICO and the parties are entering into this Agreement for the purpose of settling and compromising those disputes; and

     D. This Agreement is entered into solely for the purpose of settlement and compromise, and each Party hereto expressly acknowledges and agrees that the Parties hereto have not admitted, and by execution and performance of this Agreement, do not admit, and in fact expressly deny, any and all liability or obligation to the other Party, except for those rights and obligations specifically provided in this Agreement.

                               TERMS OF AGREEMENT
                               ------------------

     NOW, THEREFORE, for and in consideration of the mutual covenants and representations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

     1. Incorporation of Recitals. The Recitals set forth above are incorporated into and made part of this Agreement, by this reference.

                                   - Page 1 -

     2. Effective Date of This Agreement. This Agreement shall become effective upon completion of the following acts: (a) execution of this Agreement by all Parties hereto and its delivery in accordance with Section 16; (b) the execution and delivery into escrow by Raznick of consents to amend and restate the Certificate of Designation of BICO's Series M Stock, in accordance with Sections 5 and 20 herein; (c) the execution and delivery into escrow of the general releases as provided in Sections 6 and 20 herein; (d) the delivery of $110,000 by KFR into escrow in accordance with Sections 3 and 20 herein; (e) the execution of an agreement by D.H. Blair Investment Banking Corp. ("Blair"), BICO and KFR to settle Blair's claims against Raznick, BICO and cXc substantially in accordance with the terms specified in Section 21 herein; and (f) the delivery to KFR of a legal opinion of counsel in accordance with Section 29 herein. The date on which the last of the foregoing acts has been completed shall be referenced herein as the "Effective Date of this Agreement." If the events specified in this Section 2 as necessary for this Agreement to become effective do not occur by March 31, 2005 (unless such date is extended one or more times, or one or more of the necessary conditions for effectiveness waived, in writing
(i) by BICO, or its counsel, for all acts under this Agreement to be performed or fulfilled by Raznick or (ii) by KFR, or his counsel, for all acts under this Agreement to be performed or fulfilled by persons other than Raznick), then (x) this Agreement shall be null and void ab initio and all Parties restored to their positions as they existed on the date first written above; (y) all money, documents and/or other things held in escrow pursuant to this Agreement shall be returned to the respective Party that deposited each into escrow; and (z) this Agreement shall not be cited or referred to for any purpose. If BICO and/or KFR, as the case may be, elects to waive a condition otherwise necessary for this Agreement to become effective, such waiver will only apply to such act being a condition precedent to the effectiveness of this Agreement and shall not relieve any Party of its contractual obligation under this Agreement actually to perform such act.

     3. The Payment. Concurrently with delivery of executed copies of this Agreement and the release and consent by Raznick described in Section 2(b), KFR shall deliver to Joelson Rosenberg, PLC ("Joelson"), as escrow agent, the total sum of one hundred ten thousand dollars ($110,000.00), in good funds, to be held in escrow by Joelson pursuant to Section 20 of this Agreement. After the Effective Date of this Agreement, Joelson, as escrow agent, shall wire transfer the $110,000.00 to BICO, in accordance with the terms of Section 20 herein.

     4. Resignation as Director, Officer and Employee. Immediately upon his execution of this Agreement, KFR shall submit his unconditional resignation from his position as a director of BICO, its Chairman and employee pursuant to the terms of the resignation in the form attached hereto as Exhibit "A", which resignation shall be effective as of the Effective Date of this Agreement and shall be null and void ab initio if this Agreement does not become effective.

     5. Series M Stock Amendment. Each of the Parties hereto that is a holder of Series M Stock agrees to execute, simultaneously upon signing this Agreement, a consent (the "Consent"), substantially in the form attached hereto as Exhibit "B," to amend and restate the Certificate of Designation for the Series M Stock. Each such Consent shall be promptly delivered by the party signing it to Joelson, as escrow agent, to be held in escrow pursuant to Section 20 herein and delivered by Joelson, as escrow agent, to BICO after the Effective Date of this Agreement in accordance with Section 20 herein. Prior to the Effective Date of this Agreement, BICO shall issue and deliver to each holder of Series M Stock the original Certificate of Designation for such Series M Stock. Promptly after the Effective Date of this Agreement, BICO shall issue and deliver to each holder of Series M Stock the amended and restated Certificate of Designation for such Series M Stock.

     6. Mutual and General Releases. Except for their respective rights to enforce the obligations and other terms of this Agreement, and/or to a seek judicial interpretation of this Agreement:

                                   - Page 2 -

        (a) Simultaneously upon executing this Agreement, BICO shall execute and deliver to Joelson, as escrow agent, a general release in favor of Raznick, PHD, Eisenman, Braff and each of their respective Representatives (as defined below), substantially in the form attached hereto as Exhibit "C," excluding from such release, in addition to the rights and obligations of this Agreement, any rights or claims BICO may have in respect of claims asserted by any non-party to this Agreement (other than John Bologna, John Giaier, Peter Janssen, William J. Shea (except that this exception to the exclusion with respect to William J. Shea shall not apply to any claims respecting enforceable agreements or promises, if any, made to William J. Shea by KFR on behalf of or in the name of cXc and/or BICO to sell or transfer to him any BICO or cXc securities), IPEC Solutions, Thomas Boyhan, Richard Adler, Al Cirilli, MPAD Technical Group, Inc., and D.H. Blair Investment Banking Corp.) that KRF or LLC, prior to the date first written above, made any enforceable written or oral agreement, assurance, promise or commitment in the name or on behalf of cXc or BICO with regard to rights to purchase, sell or represent BICO products or services, be employed by or compensated by cXc or BICO, or receive cXc or BICO securities of any kind.

        (b) Simultaneously upon executing this Agreement, DiCamillo, Rundles and Hannesson shall each separately execute and deliver to Joelson, as escrow agent, a general release in favor of Raznick and Raznick's Representatives, substantially in the form attached hereto as Exhibit "C."

        (c) Simultaneously upon executing this Agreement, PHD, Braff and Eisenman, shall each separately execute and deliver to Joelson, as escrow agent, a general release in favor of Raznick and Raznick's Representatives, substantially in the form attached hereto as Exhibit "C."

        (d) PHD agrees to obtain and to deliver to Joelson, as escrow agent, within twenty days after the date first written above, a separate general release in favor of Raznick, BICO and each of their respective Representatives substantially in the form attached hereto as Exhibit "C," but without any carve-outs or exclusions, signed by each of the following persons: (i) Eytan Sugarman ("Sugarman") (ii) Philip Pastore ("Pastore"); (iii) Leon Kahn ("Kahn");
(iv) Ramshead Holding Limited ("Ramshead"); and (v) Jason Lyons ("Lyons").

        (e) BICO agrees to obtain and to deliver to Joelson, as escrow agent, within twenty days after the date first written above a general release signed by Peter Janssen ("Janssen") substantially in the form attached hereto as Exhibit "C" (excluding from such release only the obligations of KFR to Janssen arising from the separate promissory notes executed by KFR in the principal amount each of $100,000, plus interest as stated therein) in favor of Raznick and Raznick's Representatives.

        (f) Simultaneously upon executing this Agreement, KFR, SR and LLC shall each separately execute and deliver to Joelson, as escrow agent, a general release in favor of BICO, DiCamillo, Rundles, Hannesson, PHD, Braff, Eisenman, Sugarman, Pastore, Kahn, Ramshead and Lyons, and each of their respective Representatives, substantially in the form attached hereto as Exhibit "C," excluding from such release, in addition to the rights and obligations of this Agreement, (i) any rights and claims KFR has or may have as a present or former director, officer and/or employee of BICO and/or cXc to indemnification under BICO's and/or cXc's articles of incorporation, by-laws and/or applicable law in respect of any claims, liabilities, losses or expenses (other than claims by the Parties to this Agreement that are being released pursuant to this Agreement) asserted against or incurred by KFR respecting acts or omissions committed while KFR was a director, officer and/or employee of BICO and/or cXc, and (ii) and rights or claims Raznick may have against Greenwood.

                                   - Page 3 -

        (g) Raznick agrees to obtain and deliver to Joelson as escrow agent, within twenty days after the date first written above, a general release signed by or on behalf of Jennifer Raznick substantially in the form attached hereto as Exhibit "C" (but without any carve-outs or exclusions) in favor of PHD, Braff, Eisenman, BICO and BICO's Representatives and a Consent signed by or on behalf of Jennifer Raznick, but excluding from such release any rights or claims Raznick and/or Jennifer Raznick may have against Greenwood.

        (h) The term "Representatives", as used in this Section 6, and elsewhere in this Agreement, refers to and means, as applicable, all agents, servants, officers, directors, shareholders, partners, members, employees, contractors, insurers, guarantors, sureties, affiliates, predecessors, successors, assigns, attorneys, accountants, spouse, children, heirs, representatives and all other persons and entities acting with authority of or otherwise on behalf of the particular Party.

     7. Termination of Employment. Upon the Effective Date of this Agreement, the employment of KFR by BICO shall cease, KFR shall not have any right to any compensation or reimbursement of expenses due by reason of his having provided services to cXc or BICO or having incurred or advanced expenses for cXc or BICO at any time prior to the Effective Date of this Agreement, and his employment by BICO shall be terminated, cancelled, and of no further force or effect without any further notice or action by any Party. As of the Effective Date of this Agreement all rights granted to KFR as a BICO employee will be terminated and all executory performances to be rendered thereunder will be waived, discharged and excused, except that KFR's rights to indemnification under the BICO articles of incorporation, bylaws, applicable law or otherwise shall be preserved and continue in full force and effect. KFR shall return to BICO, within three (3) business days after the Effective Date of this Agreement, all BICO web phones within Raznick's possession, custody or control, except that Raznick may retain, solely for their personal and family use, four (4) E3 web phones.

     8. Authority to Contract. Each Party hereby respectively represents and warrants to the others that such Party has the full power, capacity, and authority to enter into this Agreement; that such Party has not sold, assigned, or in any manner transferred or relinquished any claims that such Party ever had against the others to any third party; that this Agreement does not constitute or create a breach or default under any contract, order or other obligation by which such Party is bound; and that no other consents, approvals, releases or settlements are necessary from any other person or entity to make this Agreement effective, or to release and discharge the other Parties from any of the claims, except as provided in Section 2 above.

     9. Advice of Counsel. The Parties each declare and represent that, in executing this Agreement, each has received legal advice as to their respective legal rights and obligations, and each hereby certifies that its authorized Representative signing below has read this entire Agreement and fully understands all of the provisions that are set forth herein and their binding legal effect.

     10. Investigation. The Parties have each made such investigation of the facts pertaining to this settlement, this Agreement, and of all the matters pertaining thereto as they deem necessary.

     11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and each of their respective Representatives, including assigns and successors.

                                   - Page 4 -

     12. Integration. This document contains the entire agreement and understanding between the Parties hereto concerning the subject matter hereof and supersedes and replaces any prior negotiations, representations, covenants, warranties and agreements between the Parties hereto, whether written or oral, except as may otherwise be expressly provided herein. Each of the Parties acknowledges that no Party, or any other person, has made any promise, representation, or warranty, express or implied, not contained in this Agreement to induce any other Party to execute this Agreement.

     13. Governing Law and Venue. This Agreement shall be interpreted in accordance with and governed in all respects exclusively by the laws of the State of New York, without regard to any conflict of law principles. Venue for any action or proceeding arising from or relating to this Agreement shall be exclusively in the Federal or State Courts located in New York, New York, and all Parties hereby consent to the exclusive jurisdiction of and venue in such courts.

     14. Attorneys' Fees and Costs. Each Party agrees to bear his, her or its own respective costs, expenses, attorneys' fees (except as provided in Section 28 below) and other disbursements arising out of and/or connected with the negotiation, drafting, and execution of this Agreement.

     15. Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the identity of the Parties may require.

     16. Counterparts and Facsimiles. Three duplicate originals of this Agreement will be executed by the Parties so that Raznick, PHD and BICO will each receive a fully executed original. This Agreement may be executed in one or more duplicates or counterparts, each of which shall be deemed an original, and all of which taken together shall constitute a single instrument. A facsimile signature to this Agreement shall be considered for all purposes an original signature.

     17. Interpretation. The language in all parts of this Agreement shall in all cases be construed according to its fair meaning and any question of ambiguity or doubtful interpretation shall not be resolved against the Party who causes the ambiguity or the uncertainty to exist, or against the drafter of the Agreement. This Agreement shall be deemed to have been jointly drafted in its entirety by all Parties hereto.

     18. Titles and Captions. The Parties have inserted the underlined section titles in this Agreement only as a matter of convenience and for ease of reference. These section titles shall not be referred to in any interpretation of this Agreement, and they shall not define, limit, extend, or describe the scope of this Agreement, or the intent of the Parties.

     19. Time for Performance. Time is of the essence with respect to any act or performance hereunder.

     20. Escrow Provisions. The following terms and conditions apply wherever this Agreement refers to delivering or holding any document, money, or other thing in escrow.

         (a) All documents, money or other things delivered or placed into escrow shall be delivered by hand or sent for overnight delivery by Federal Express to Joelson Rosenberg, PLC, Suite 200, 30665 Northwestern Highway, Farmington Hills, Michigan 48334, Attention: Peter W. Joelson, Esq.. For the purposes of notice only, pursuant to Subsection (f) below, notices sent by facsimile to Joelson shall be sent to both facsimile numbers (248) 855-9496 and
(248) 855-2388.

                                   - Page 5 -

         (b) Any money held in escrow under this Agreement shall be held in Joelson's Michigan IOLTA escrow account with any interest earned on such funds payable, pursuant to the law governing such IOLTA accounts, to the State of Michigan IOLTA Fund and not to any Party to this Agreement.

         (c) Upon the Effective Date of this Agreement, Joelson shall send written notice by fax only (notwithstanding anything to the contrary in Subsection (f) below pertaining to the means for sending other notices) that the Effective Date has occurred to:

         (i)   Kenneth F. Raznick
               5600 West Maple Road, Suite C-313
               West Bloomfield, Michigan 48322
               Fax Number: (248) 865-5092


         (ii)  BICO, Inc.
               c/o John D. Hannesson
               18661 Via Palatino
               Irvine, California 92603-3445
               Fax No.: 949-509-9867


         (iii) Perrin, Holden and Davenport Capital Corp.
               5 Hanover Square
               Mezzanine Level
               New York, New York 10004
               Attention: Nelson Braff, Esq.
               Fax No.: 212-269-3087

         (d) Within one (1) business day after the Effective Date of this Agreement, Joelson shall release from escrow (and with respect to documents, deliver by Federal Express to the respective addresses specified Subsection (c) above (unless such person or entity previously has given Joelson notice of a change of address for that person or entity)), as follows:

         (i) To BICO, a wire transfer in the amount $110,000 in good funds, sent to:

               Commercial Capital Bank
               8105 Irvine Center Dr.
               Irvine, CA 92618
               Attn: Katie Tilden, Vice President (949) 766-4522
               Routing Number: 322270084
               BICO Inc. Operating Account 141446531


         (ii)  To BICO, the Consents executed pursuant to Section 5 herein;

         (iii) To BICO, all of the general releases executed by KFR, SR and LLC; and

         (iv)  To KFR, all of the general releases in favor of Raznick.

                                   - Page 6 -

         (e) If the Effective Date of this Agreement does not occur by March 31, 2005 (or such later date as may be extended pursuant to Section 2(i) or 2(ii) herein), then Joelson will promptly thereafter return to each respective Party any money, documents or other things deposited by such Party into escrow under this Agreement.

         (f) All notices permitted or required by this Agreement shall be sent either (i) by hand or (ii) by facsimile with a confirmation copy sent by certified mail, return receipt requested, to the addresses (and if by facsimile, to the fax numbers) specified in this Section 20. Any Party may change its address and/or fax number by serving a written notice to Joelson and the other Parties as provided in this Section 20. All notices sent pursuant to this
Section 20 shall be deemed delivered on the date hand delivered or faxed.

         (g) All Parties acknowledge and agree that Joelson has served, and may continue to serve, as attorneys for Raznick (as well as persons or entities affiliated with or related to Raznick). Joelson serving as escrow agent under this Agreement, and any and all acts or omissions taken by Joelson as escrow agent, shall not provide any basis or grounds to disqualify Joelson from serving as attorneys for Raznick and any persons or affiliated with or related to Raznick. No Party shall make any application to disqualify or limit Joelson from acting as attorneys for Raznick or any persons or entity affiliated with or related to Raznick.

         (h) Joelson shall be exculpated and relieved from any and all liability, and shall have no liability whatsoever, for any act or omission taken by it in good faith as escrow agent under this Agreement. Each of the Parties on their own behalf and on behalf of their Representatives release and waive any claims they may have in the future against Joelson for any loss, liability, damages, claims or expenses, including, without limitation, reasonable attorney's fees, arising from or relating to any act or omission taken by Joelson in good faith as escrow agent under this Agreement, including, without limitation, Joelson relying on notices or instructions sent or apparently sent by any Party pursuant to this Agreement. In the event of any dispute between the Parties respecting any money, document or other thing in escrow, the Parties shall not join Joelson as a party to any action or proceeding commenced by any of them (except for a claim against Joelson that it acted or failed to act in bad faith), but shall instead merely provide Joelson with notice of the pendency of such action or proceeding and copies of any orders, decrees or judgments entered in such action or proceeding. In consideration of Joelson not being joined as a party to any such action or proceeding, Joelson agrees to abide by any orders, decrees or judgments rendered by any court of competent jurisdiction with respect to matters relating to any of the escrow provisions under this Agreement.

         (i) In the event of any dispute between the Parties concerning any money, document or other thing deposited into escrow under this Agreement, Joelson shall have the right, in its sole discretion, but not the obligation, to retain custody over such money, document or other thing until it receives joint written instructions or an order, decree or judgment as provided in this Section 20 or, alternatively, (b) to deposit such money, document or other thing that is the subject of the dispute into the possession of a court of competent jurisdiction. If Joelson elects to deposit any money, document or other thing that is the subject of a dispute into the possession of a court competent jurisdiction, then all obligations of Joelson under this Agreement shall cease with respect to any money, document or other thing so deposited into the possession of a court of competent jurisdiction.

     21. Blair Settlement. As a condition precedent to the effectiveness of this Agreement, BICO and KFR shall enter into a written agreement with Blair to settle any and all claims that Blair may have against BICO and/or Raznick, substantially in accordance with the following terms and conditions:

                                   - Page 7 -

         (a) Raznick shall transfer to Blair 14,178,114 shares of Series M Stock currently held by Raznick, which stock shall be subject to the contemplated amendment and restatement of the Certificate of Designation for the Series M Stock, as provided by Section 5 and Exhibit "B" of this Agreement, and BICO shall represent and warrant to Blair that said 14,178,114 shares of Series M Stock represents 11.3% of the BICO securities issued to the cXc shareholders in the merger of cXc into BICO.

         (b) KFR shall repay to Blair all principal and interest owed on the Convertible Promissory Note dated July 13, 2004 in the principal amount of $50,000 and the Convertible Promissory Note dated June 8, 2004 in the principal amount of $100,000 (collectively the "Notes").

         (c) Blair, BICO and Raznick shall exchange general releases substantially in the form of Exhibit "C" hereto, except that the releases given by Blair shall not have any exclusion for any rights or obligations under this Agreement because Blair has, and will have, no rights whatsoever under this Agreement.

         (d) The foregoing terms and conditions shall be in full release, satisfaction and discharge of all rights and obligations of Blair, KFR and BICO (as the successor to cXc) under the Agreement dated June 2, 2004 between Blair, KFR and cXc and the Notes. Blair shall return the original Notes to KFR.

     22. Press Releases and Security Filings. KFR shall have the right to review and approve prior to issuance and/or filing, which approval shall not be unreasonably withheld, any press releases issued by any Party and any Form 8-K filed by BICO with the Securities and Exchange Commission (the "SEC") relating to this Agreement. Raznick shall provide BICO with any comments he may have on any draft Form 8-K within one (1) business day after he receives such a draft from BICO. All subsequent filings by BICO with the SEC describing or relating to this Agreement shall be substantially in the form of the Form 8-K as reasonably approved by KFR.

     23. No Restrictions on Competition. Notwithstanding anything to the contrary in any agreement, document or other thing existing as of the date first written above or pursuant to any applicable law, Raznick, after the Effective Date of this Agreement, shall have the right, and shall be completely free, to pursue, directly or indirectly, business ventures in competition with BICO, including, without limitation, soliciting or dealing with any and all actual or potential customers or suppliers of BICO, including those introduced to BICO by Raznick or acquired by BICO in connection with its merger with cXc. Raznick, however, shall not (a) use any confidential business plans or PowerPoint presentations of BICO in connection with any such competition by Raznick or (b) do any act that would cause BICO to violate the Confidentiality and Non-Use Agreement dated October 25, 2001 between cXc and Amserve Limited of Brentwood House.

     24. Representations of Parties.

         (a)      BICO represents, warrants and covenants to Raznick that:

         (i) All material facts relating to the business, operations, prospects and/or finances of BICO, or any of the transactions contemplated by this Agreement, have been disclosed to Raznick as of the date first written above.

                                   - Page 8 -

         (ii) The amendment and restatement of the Certificate Designation for the Series M Stock is in compliance with, and shall be done in compliance with, all applicable law and all material facts relating thereto have been disclosed or shall be disclosed to each holder of Series M Stock.

         (iii) The following persons and entities constitute all of the holders, and their respective holdings, of Series M Stock as of the date first written above:

Name                                    Number of Shares of Series M Stock
----                                    ----------------------------------

Kenneth & Susan Raznick                              52,426,398
RFK Investments, LLC                                 7,528,202
Jennifer Raznick                                     7,528,202
Richard M. Greenwood                                 10,037,602
Mark DiCamillo                                       7,528,202
Rundles Family Trust                                 5,018,801
John Hannesson                                       2,509,401
John H. Bologna                                      2,509,401
Alan Charles Cirilli                                 3,764,101
John Giaier                                          2,509,401
Peter Janssen                                       12,170,593
Irvin E. Kebler                                      3,764,101
Merrax Investments, LLC                              3,764,101
Clyde B. & Seglaida Kelle Pritchard                  3,764,101
Jim Yaldoo                                             647,425
                                                   -----------

         TOTAL                                     125,470,031

         (iv) After the amendment and restatement of the Certificate of Designation for the Series M Stock as contemplated by this Agreement, Raznick will hold BICO securities that, when combined with the securities held by Jennifer Raznick and converted into common stock, will represent approximately 2.69% of the issued and outstanding equity interests in BICO, with said 2.69% (i) taking into account the 4.5 billion BICO shares reserved for future issuance to persons and entities in payment of services rendered to BICO, but (ii) not taking into account the transfers of Series M Stock by Raznick to Blair, Bologna and Giaier as contemplated by this Agreement.

         (v) Sugarman, Pastore, Kahn and Ramshead are the only persons or entities who purchased securities directly in private placement transactions from BICO during the time period from July 1, 2004 through and including the date first written above and the only persons or entities introduced by PHD to BICO that actually invested in BICO during that time period.

         (b) PHD represents, warrants and covenants to Raznick that Sugarman, Pastore, Kahn and Ramshead are the only persons or entities that PHD introduced as investors to BICO during the time period from July 1, 2004 through and including the date first written above.

                                   - Page 9 -

         (c)      Raznick represents, warrants and covenants to BICO that:

         (i) neither KFR nor LLC has engaged in any web phone business in competition with BICO during the period after the merger of cXc into BICO and prior to the date first written above.

         (ii) neither KFR nor LLC has made any enforceable written or oral agreements, assurances, promises or commitments in the name or on behalf of cXc or BICO to MPAD Technical Group, Inc. during the time period from February 1, 2005 through March 18, 2005.

     25. Survival and Indemnity. The representations, warranties and covenants set forth in this Agreement shall survive and continue after the Effective Date of this Agreement and the closing of any transaction contemplated herein. Each Party (the "Breaching Party") shall indemnify and hold harmless every other Party from any loss, liability, damages, claim and/or expenses (including reasonable attorney's fees incurred in connection therewith) arising from or relating to any breach by the Breaching Party of any of the representations, warranties or covenants made by the Breaching Party in this Agreement.

     26. Settlement with Bologna and Giaier. KFR and BICO shall use their respective best efforts to enter into one or more agreements with John H. Bologna ("Bologna") and John Giaier ("Giaier") to settle any and all claims Bologna and Giaier may have against Raznick and/or BICO, substantially in accordance with the following terms and conditions:

         (a) Bologna and Giaier shall each separately execute and deliver to KFR general releases in favor of Raznick, BICO and each of their respective Representatives.

         (b) KFR and BICO shall execute and deliver to Bologna and Giaier, general releases in favor of Bologna and Giaier and each of their Representatives.

         (c) Raznick shall transfer (i) to Bologna 1,882,050 shares of Series M Stock currently held by Raznick and (ii) to Giaier 1,882,050 shares of Series M Stock currently held by Raznick, which stock shall be subject to the contemplated amendment and restatement of the Certificate of Designation for the Series M Stock, as provided by Section 5 and Exhibit "B" of this Agreement.

     27. No Third-Party Beneficiaries. No person or entity that is not a signatory to this Agreement shall have any rights hereunder. There are no third-party beneficiaries of this Agreement, intended or otherwise, except to the extent that the general releases that will be exchanged pursuant to this Agreement will release the Representatives of each respective Party hereto.

     28. Legal Opinion. On or before the Effective Date of this Agreement, BICO shall obtain and deliver to KFR a legal opinion of counsel by Steven Czarnik, Esq., 140 Broadway, New York, New York (or such other attorney or law firm selected by BICO, if Mr. Czarnik is unable to render this legal opinion by the Effective Date of this Agreement, provided that such other attorney or law firm is reasonably acceptable to KFR), advising Raznick, in a form and substance reasonably acceptable to Raznick, that the amendment and restatement of the Series M Stock as contemplated herein is in compliance with all applicable law. KFR shall promptly reimburse BICO for 50% of the attorney's fees and disbursements incurred for obtaining the aforesaid legal opinion, up to a maximum reimbursement of $7,500.00.

                                  - Page 10 -

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                       THIS AGREEMENT CONTAINS RELEASES OF
                       -----------------------------------
                       CLAIMS. READ THIS AGREEMENT CAREFULLY
                       -------------------------------------
                       BEFORE SIGNING IT.
                       ------------------


                       SIGNATURES APPEAR ON THE FOLLOWING
                                      PAGE


                                  - Page 11 -

BICO, Inc.

By:  /s/  Richard M. Greenwood              /s/  Kenneth F. Raznick
   -------------------------------          -----------------------------------
          Richard M. Greenwood,                  Kenneth F. Raznick,
          President and CEO                      individually

                                            /s/  Susan Raznick
                                            -----------------------------------
                                                 Susan Raznick, individually


                                            RFK Investments, LLC

                                            By:  /s/  Kenneth F. Raznick
                                               --------------------------------
                                                      Kenneth F. Raznick



Perrin, Holden & Davenport Capital
Corp.

By:  /s/  Jody Eisenman                     /s/  Richard M. Greenwood
   -------------------------------          -----------------------------------
          Jody Eisenman                          Richard M. Greenwood,
                                                 individually

By:  /s/  Nelson Braf                       /s/  Mark DiCamillo
   -------------------------------          -----------------------------------
          Nelson Braff                           Mark DiCamillo, individually

/s/  Jody Eisenman                          /s/  Richard Rundles
-----------------------------------         --------------------------------
     Jody Eisenman, individually                 Richard Rundles, individually

/s/  Nelson Braff                           /s/  John D. Hannesson
-----------------------------------         --------------------------------
     Nelson Braff, individually                  John D. Hannesson, individually



WITH RESPECT TO SECTION 20 ONLY
AND ONLY AS ESCROW AGENT:

JOELSON ROSENBERG, PLC


By:  /s/  Peter W. Joelson
   ----------------------------------
          Peter W. Joelson, a partner

                                  - Page 12 -

                                              EXHIBIT "A"
                                              -----------

                               Kenneth F. Raznick
                              3830 Glen Falls Drive
                        Bloomfield Hills, Michigan 48302



                                 March 18, 2005

BICO, Inc.
1 Wakonda
Dove Canyon, California 92679

Gentlemen,

This letter is my unconditional resignation from all positions which I hold as an employee, director, chairman and officer of BICO, Inc. This resignation shall automatically be effective immediately upon the Effective Date of the Settlement Agreement and Mutual General Releases entered into between BICO, me and others dated as of March 18, 2005 (the "Settlement Agreement"). If the Settlement Agreement does not become effective in accordance with its terms, then this resignation shall be null and void ab initio and shall not be cited, quoted, relied upon and/or referred to for any purpose.



                                            Very truly yours,


                                            /s/  Kenneth F. Raznick
                                            ----------------------------
                                                 Kenneth F. Raznick



                                  - Page 13 -

                                                           EXHIBIT "B"
                                                           -----------

                                 WRITTEN CONSENT
                          OF A MAJORITY OF THE HOLDERS
                         OF SERIES M PREFERRED SHARES OF
                                   BICO, INC.
                                 March 17, 2005

     The undersigned, being the holders of Series M Preferred Shares (the "Series M Shareholders") of BICO, Inc., a Pennsylvania corporation (the "Corporation"), which represent a majority of the issued and outstanding Series M Preferred Shares, pursuant to ss.1766 of the Pennsylvania Business Corporation Law, do hereby consent in writing to the actions set forth in the following resolutions and direct that this consent be filed with the minutes of the
Corporation:

     WHEREAS, the Board of Directors and the Series M Shareholders have deemed it advisable and in the best interest of the Corporation in connection with the settlement agreement dated the date hereof by and among Kenneth F. Raznick, RFK Investments, LLC, Perrin Holden & Davenport Capital Corp., the Corporation and others, for the Certificate of Designation of Series M Preferred Shares ("Series M") to be amended and restated to modify the exchange ratio of Series M shares into the Common Stock of the Corporation; and change the conversion to a fixed date.

     NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Designation of Series M Preferred Shares of BICO, Inc., as attached hereto as Exhibit 1, ("Restated Certificate") and incorporated herein by this reference as though set forth in full, be, and it hereby is, approved and adopted as the Certificate of Designation of Series M Preferred Shares of BICO, Inc., and be it further;

     RESOLVED, that the President and CEO of the Corporation, be and he hereby is, authorized and empowered, on behalf of and in the name of the Corporation, to execute, the Restated Certificate and, and be it further;

     RESOLVED, that the appropriate officers of the Corporation, and each of them acting singly, be and hereby is, authorized and empowered, on behalf of and in the name of the Corporation, to take any and all further action necessary, appropriate or desirable in connection with each of the Restated Certificate, and to certify, deliver, file and record with the appropriate judicial, public and governmental authorities or such other persons or entities, such additional documents and instruments as such officer of the Corporation may deem necessary, convenient, appropriate, desirable or proper, as the case may be, to implement the provisions of the foregoing resolutions and to consummate the transactions contemplated thereby, the execution, certification, delivery, filing and recording of such agreements, documents and instruments and the taking of such action to be the conclusive evidence of the authority therefor.

     This written consent of the Holders Series M of the Corporation may be delivered by facsimile and executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same consent.

     IN WITNESS WHEREOF, the foregoing resolutions were duly adopted by holders of the Series M which represent a majority of the issued and outstanding shares of Series M as of the date first above written.

                    SIGNATURES APPEAR ON THE FOLLOWING PAGES

Series M Shareholders:
----------------------

--------------------------------------------------------------------------------

Kenneth and Susan Raznick                   Richard M. Greenwood

/s/  Kenneth Raznick                        /s/  Richard M. Greenwood
----------------------------------          -----------------------------------
     Kenneth Raznick                             Richard M. Greenwood

/s/  Susan Raznick
----------------------------------
     Susan Raznick

Dated this 30 day of March, 2005            Dated this 30 day of March, 2005

--------------------------------------------------------------------------------

RFK Investments, LLC                        Jim Yaldoo

By:  /s/  Kenneth F. Raznick                /s/  Jim Yaldoo
   -------------------------------          -----------------------------------
          Kenneth F. Raznick                     Jim Yaldoo

Dated this 30 day of March, 2005            Dated this 30 day of March, 2005

--------------------------------------------------------------------------------
Jennifer Raznick                            Mark DiCamillo

/s/  Jennifer Raznick                       /s/  Mark DiCamillo
----------------------------------          -----------------------------------
     Jennifer Raznick                            Mark DiCamillo

Dated this 30 day of March, 2005            Dated this 30 day of March, 2005

--------------------------------------------------------------------------------

Rundles Family Trust                        John D. Hannesson, trustee of the
                                            Hannesson Family Trust

By:  /s/  Richard Rundles, trustee          By:  /s/  John D. Hannesson, trustee
   -------------------------------             --------------------------------
          Richard Rundles, trustee                    John D. Hannesson, trustee

Dated this 30 day of March, 2005            Dated this 30 day of March, 2005

--------------------------------------------------------------------------------

Merrax Investments, LLC                     John H. Bologna

By:  /s/  John Marxer                       /s/  John H. Bologna
   -------------------------------          -----------------------------------
          John Marxer                            John H. Bologna

Dated this 30 day of March, 2005            Dated this 30 day of March, 2005
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Alan Charles Cirilli                        John Giaier

/s/  Alan Charles Cirilli                   /s/  John Giaier
----------------------------------          -----------------------------------
     Alan Charles Cirilli                        John Giaier

Dated this 30 day of March, 2005            Dated this 30 day of March, 2005

--------------------------------------------------------------------------------

Peter Janssen                               Irvin E. Kebler

/s/  Peter Janssen                          /s/  Irvin E. Kebler
----------------------------------          -----------------------------------
     Peter Janssen                               Irvin E. Kebler

Dated this 30 day of March, 2005            Dated this 30 day of March, 2005

--------------------------------------------------------------------------------

                                            Clyde B. & Seglinda Kelle Pritchard

                                            /s/  Clyde B. Prichard
                                            -----------------------------------
                                                 Clyde B. Prichard

                                            /s/  Seglinda Kelle Pritchard
                                            -----------------------------------
                                                 Seglinda Kelle Pritchard

                                            Dated this 30 day of March, 2005
--------------------------------------------------------------------------------

                                                                       EXHIBIT 1
                                                                       ---------
                              AMENDED AND RESTATED

                           CERTIFICATE OF DESIGNATION

                          OF SERIES M PREFERRED SHARES

                                  OF BICO, INC.

        ----------------------------------------------------------------

             Pursuant to Section 15.Pa. C. S ss.1522 of the State of
                                  Pennsylvania
        ----------------------------------------------------------------

        The holders of the Series M Preferred Shares par value $0.0001 (the "Preferred Shares") of BICO, INC. (the "Company") shall have the following rights and preferences:

     1. Designation and Amount. The number of shares constituting the series of Preferred Shares shall be 125,470,031 which number may be increased (but not above the total number of authorized shares of Preferred Shares) or decreased (but not below the number of shares of Preferred Shares then outstanding) by resolution of the Board of Directors.

     2. Voting.

        (a) Each issued and outstanding Preference Shares shall be entitled to the number of votes equal to the number of shares of Common Shares into which each such Preference Share is convertible, at each meeting of shareholders of the Company with respect to any and all matters presented to the shareholders of the Company for their action or consideration, including the election of directors. Except as provided by law, holders of Preference Shares shall vote together with the holders of Common Shares as a single class.

        (b) The Company shall not amend, alter or repeal the preferences, special rights or other powers of the Preference Shares so as to affect adversely the Preference Shares, without the written consent or affirmative vote of the holders of at least a majority of the then outstanding aggregate number of shares of such adversely affected Preference Shares, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

     3. Mandatory Conversion.

        (a) Each Preferred Share shall automatically be converted into thirteen and fifteen one-hundredths (13.15) shares of common stock of the Company ("Common Share"), twenty five percent (25%) of the Preferred Shares shall convert on November 30, 2007, and an additional twenty-five percent shall convert on each of January 31, 2008, March 31, 2008 and May 31, 2008. On or before the date fixed for conversion, each holder of Preferred Shares shall surrender his or its certificate or certificates for all such shares to the Company at the place designated in such notice, and shall thereafter receive certificates for the number of Common Shares to which such holder is entitled pursuant to this Section 3. On the date fixed for conversion, all rights with respect to the Preferred Shares so converted will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefore, to receive certificates for the number of Common Shares into which such Preferred Shares has been converted. If so required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or by his attorneys duly authorized in writing. All certificates evidencing Preferred Shares which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and cancelled and the Preferred Shares represented thereby converted into Common Shares for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. As soon as practicable after the date of such mandatory conversion and the surrender of the certificate or certificates for Preferred Shares as aforesaid, the Company shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full Common Shares issuable on such conversion in accordance with the provisions hereof.

         IN WITNESS WHEREOF, BICO, INC. has caused this Certificate of Designation of the Preferred Shares to be signed and attested to by its duly authorized officers as of the 30 day of March, 2005.

                                            BICO, INC.

                                            By:  /s/  Richard M. Greenwood
                                               --------------------------------
                                            Name:     Richard M. Greenwood
                                            Title:    Chief Executive Officer

ATTEST:



By:  /s/  Richard Rundles
   ----------------------------------------
Name:     Richard Rundles
Title:    Executive Vice President

                                                                     EXHIBIT "C"
                                                                     -----------

                                 GENERAL RELEASE

          For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, __________________ (the "Releasor") hereby, releases and forever discharges _______________________ (the "Releasee"), and each of the Releasee's past and present officers, directors, shareholders, partners, members, employees, attorneys, accountants, agents, servants, contractors, insurers, guarantors, sureties, affiliates, predecessors, successors, assigns, spouse, children, heirs, representatives and all other persons and entities acting with authority or on behalf of the Releasee (the group so defined being hereafter collectively referred to as the "Released Persons") from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, costs, expenses, liabilities, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, charges, complaints and demands whatsoever (each a "Claim"), in law or equity, that Releasor ever had, now has or hereafter may have against the Released Persons arising from or relating to any matter, cause or thing whatsoever from the beginning of time through the Effective Date (as defined below) (all such matters being released hereunder are hereinafter referred to as "Released Claims"); except that Released Claims shall not include, and this Release shall not release, (a) any rights and obligations arising under the Settlement Agreement and Mutual General Releases dated March 18, 2005 by and between Kenneth F. Raznick, Susan Raznick , RFK Investments, LLC, BICO, Inc., Richard M. Greenwood, Mark DiCamillo , Richard Rundles, John D. Hannesson, Perrin, Holden & Davenport Capital Corp., Jody Eisenman and Nelson Braff (the "Settlement Agreement"); and (b)_________________________.

          As used herein, the "Effective Date" shall be the same date as the "Effective Date of this Agreement," as defined in Section 2 of the Settlement Agreement.

          Releasor represents and warrants that the Releasor has not assigned or otherwise transferred the Released Claims, or any portion thereof.

          Releasor affirms that no statements, representations or promises have been made to the Releasor by the Released Persons to influence it to enter into this Release, other than the Settlement Agreement.

          Releasor expressly waives any and all rights and benefits which may be conferred by the provisions of California Civil Code Section 1542 (or by similar legal provisions in other states), which provides as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

          By executing this Release, Releasor is intentionally releasing not only Released Claims known to Releasor, but also Released Claims not currently known to Releasor. A material part of the consideration bargained for and to be received by the Released Persons is the end with finality of all actual or threatened litigation, proceedings and disputes with the Releasor respecting the Released Claims. Releasor covenants and agrees not to institute, maintain or prosecute against any of the Released Persons any Claim, lawsuit or other proceeding with respect to any of the Released Claims. If Releasor breaches this covenant not to sue, the Released Persons may recover as part of their damages arising from such breach, their attorneys' fees and other expenses and losses incurred as a result of such breach.

          This Release may not be changed orally. This Release and all matters arising from or relating to it shall be governed by and construed in accordance with New York law as would be applied to instruments wholly made and performed within the State of New York, and Releasor hereby consents to the exclusive jurisdiction and venue of the Federal and State Courts located in New York County, New York, for any dispute or Claims arising out of or relating to this Release and expressly waives any right to arbitration, or litigation in any other forum, of such a dispute or Claims.

          THIS IS A BROAD RELEASE AFFECTING AND RELINQUISHING THE RIGHTS OF RELEASOR AND RELEASOR HAS OBTAINED THE ADVICE OF RELEASOR'S LEGAL COUNSEL PRIOR TO AGREEING TO THIS RELEASE.

          Releasor has agreed to this Release voluntarily and of Releasor's own free will, without any coercion or duress of any kind.

          In witness whereof, Releasor has hereunto set Releasor's hand and seal on the _______ day of _________________ 2005.

                                            [Name of Releasor]


                                            By:________________________________
                                                 Name:
                                                 Title:
[STATE OF ___________       )
                            :      ss.:
COUNTY OF ___________       )

          On ______________, 2005, before me personally came
____________________ ________________, to me known, who, being by me duly sworn, did depose and say that he resides at
_____________________________________________________________________; that he is the _________________________ of the corporation described in and that executed the above General Release that he is authorized to execute the foregoing General Release on behalf of said corporation; and that he signed his name thereto by authority of the board of directors of said corporation.



                                   -----------------------------------
                                   Notary Public
[STATE OF ___________       )
                            :      ss.:
COUNTY OF ___________       )


          On _________, 2005, before me came _____________, to me known, who, being by me sworn, did depose and say that he resides at ______________________, and that he executed the foregoing General Release, and duly acknowledged to me that he executed the same on his own behalf.

                                            ----------------------------------]
                                                 Notary Public